SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                   OF THE SECURITIES AND EXCHANGE ACT OF 1934

Filed by the Registrant                                                   [ X ]
Filed by a Party other than the Registrant                                [   ]

Check the appropriate box:
[   ]  Preliminary Proxy Statement

[   ]  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material under Rule 14a-12
--------------------------------------------------------------------------------

                         PALLET MANAGEMENT SYSTEMS, INC.

                (Name of Registrant as Specified In Its Charter)
--------------------------------------------------------------------------------

Payment of Filing Fee (Check the appropriate box):

[ X ] No fee required.
[   ]    Fee computed on table below per Exchange Act Rule 14a-6(i)(1) and 0-11.
         (1)    Title of each class of securities to which transaction applies:
                ---------------------------------------------------------------
         (2)    Aggregate number of securities to which transaction applies:
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                computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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         (4)    Proposed maximum aggregate value of transaction:
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[   ]    Fee paid previously with preliminary materials.
[   ]    Check box if any part of the fee is offset as provided by Exchange
         Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)    Amount Previously Paid:
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


                         PALLET MANAGEMENT SYSTEMS, INC.
                              2855 UNIVERSITY DRIVE
                          CORAL SPRINGS, FLORIDA 33065
                                 (954) 340-1290

                -------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 29, 2001

                -------------------------------------------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Pallet Management Systems, Inc., a Florida corporation (the "Company"), will be held on Monday, January 29, 2001, at 11:00 A.M., Eastern Standard Time, at the Company's regional office located at 2900 Highwoods Boulevard, Suite 200, Raleigh, North Carolina 27604, for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

1. To elect a total of four persons to the Board of Directors for one-year terms;

2. To ratify the selection of Kaufman, Rossin & Co. as the Company's independent auditor for the fiscal year ending June 30, 2001; and

3. To transact such other business as may properly come before the meeting.

         Pursuant to the Company's Bylaws, the Board of Directors has fixed the close of business on December 29, 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting.

A FORM OF PROXY AND THE COMPANY'S FORM 10-KSB FOR THE FISCAL YEAR ENDED JUNE 24, 2000 IS ENCLOSED. IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE, WHICH DOES NOT REQUIRE POSTAGE IF MAILED IN THE UNITED STATES.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           David W. Sass, Chairman of the Board

Coral Springs, Florida
January 5, 2001

                         PALLET MANAGEMENT SYSTEMS, INC.
                              2855 UNIVERSITY DRIVE
                          CORAL SPRINGS, FLORIDA 33437
                                 (954) 340-1290

                         -------------------------------
                                 PROXY STATEMENT
                         -------------------------------

         The enclosed proxy is solicited by the Board of Directors (the "Board") of Pallet Management Systems, Inc., a Florida corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Monday, January 29, 2001, at 11:00 A.M., Eastern Standard Time, at the Company's regional office located at 2900 Highwoods Boulevard, Suite 200, Raleigh, North Carolina 27604 (the "Meeting"). The approximate date on which this statement and the enclosed proxy will first be sent to Shareholders is January 5, 2001. The form of proxy provides a space for you to withhold your vote for any proposal. You are urged to indicate your vote on each matter in the space provided. If no space is marked, then the proxy will be voted by the persons therein named at the meeting: (1) for the election of four Directors to serve one-year terms; (2) for the ratification of the selection of Kaufman, Rossin & Co. as the Company's independent auditors; and (3) in their discretion, upon such other business as may properly come before the meeting. Whether or not you plan to attend the meeting, please fill in, sign and return your proxy card in the enclosed envelope. The cost of proxy solicitation by the Board will be borne by the Company. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies personally and by telephone and telegraph, all without extra compensation.

         At the close of business on December 29, 2000, the record date for the meeting (the "Record Date"), the Company had outstanding 4,065,612 shares of common stock (the "Common Stock"). Each share of Common Stock entitles the holder thereof on the record date to one vote on each matter submitted to a vote of Shareholders. Only holders of the Common Stock of record at the close of business on December 29, 2000, are entitled to notice of and to vote at the Meeting. If there are not sufficient votes for approval of any of the matters to be voted upon at the Meeting, then the Meeting may be adjourned in order to permit further solicitation of proxies. The quorum necessary to conduct business at the Meeting consists of a majority of the outstanding shares of Common Stock. The election of Directors will be by a plurality of votes cast, either in person or by proxy, at the Meeting. The approval of the proposals covered by this Proxy Statement, other than the election of Directors, will require an affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting in person or by proxy at the Meeting.

A STOCKHOLDER WHO SUBMITS A PROXY ON THE ACCOMPANYING FORM HAS THE POWER TO REVOKE IT AT ANY TIME PRIOR TO ITS USE BY DELIVERING A WRITTEN NOTICE TO THE SECRETARY OF THE COMPANY, BY EXECUTING A LATER-DATED PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. UNLESS AUTHORITY IS WITHHELD, PROXIES THAT ARE PROPERLY EXECUTED WILL BE VOTED FOR THE PURPOSES SET FORTH THEREON.

                                   MANAGEMENT
                                   ----------

DIRECTORS AND EXECUTIVE OFFICERS

         The Company currently has five Directors serving on its Board. The Directors and Executive Officers of the Company are as follows:

       Name                      Age                   Position
------------------------       --------       ----------------------------------

David W. Sass (1)                64           Chairman of the Board

Philip D. Feltman                80           Director

Ronald Shindler                  53           Director

Alan P. Sklar                    61           Director

Robert L. Steiler                52           Director

Zachary M. Richardson            45           President

Marc Steinberg                   38           Corporate Controller, Treasurer
                                              and Secretary

John C. Lucy, III                42           Chief Executive Officer

(1) Mr. David W. Sass, the current Chairman of the Board, will not be standing for re-election as a Director of the Company in fiscal 2001.

         PHILIP D. FELTMAN was elected a Director of the Company in April 2000. Mr. Feltman has over 50 years of management experience starting in 1947 when he established a drug store chain in Manchester, Connecticut. He and several friends later went on to found Ames Department Stores, which became a major chain of discount department stores. He left Ames in 1978 to found K & F Industries, Inc., a foreign auto parts importer. Mr. Feltman went on to participate in the concept, construction, and development of Villas Tacul, a resort in Cancun, Mexico, and was part of its management team. In addition, Mr. Feltman was President of Feltman Enterprises Inc., an investment management company which wholly owned New Nurses, a medical personnel pool; a director of Royalpar Inc., a public company; and President of Pequot Spring Water Company. Currently, Mr. Feltman is an active partner in FW Enterprises, which owns office buildings and apartments; a principal in Travacon Inc., a full service travel agency located in West Hartford, Connecticut; and a principal in F & R Associates, Inc., a builder of high quality homes in the Westbrook area of Connecticut. With a Bachelor of Science degree from the University of Connecticut, College of Pharmacy, in 1943 he served in the European Theater of Operations with the 4th Armored Division, Third Army.

         RONALD SHINDLER was elected as a Director of the Company in April 2000. He has been a shareholder of Fowler, White, Burnett, Hurley, Banick & Strickroot, a Miami, Florida law firm, since 1989. He also served as a Vice President and Senior Counsel for Drexel Burnham Lambert Incorporated from 1979 to 1987, as well as managed a large brokerage office. Mr. Shindler's firm serves as one of the Company's outside counsel. He received his B.A. degree from the University of Pennsylvania, his law degree from Boston University and a Master of Law in taxation from New York University. Mr. Shindler specializes in securities law.

         ALAN P. SKLAR was appointed a Director for the Company in August 2000. Mr. Sklar has been a CPA for 39 years. Mr. Sklar founded the Chicago CPA and management consulting firm, Gleeson, Sklar, Sawyers & Cumpata LLP in 1967, and is presently a senior partner in the firm, where he primarily consults with middle market manufacturers and distributors. Mr. Sklar serves as an advisor to the board of many of his firm's clients. Mr. Sklar also serves on the board of directors of several non-profit business related organizations, and is former president of the International Group of Accounting Firms. Mr. Sklar is a graduate of Northwestern University.

         ROBERT L. STEILER was elected as a Director of the Company in April 2000. He has been a principal of Lewis Management Group, a consulting firm specializing in business strategy, business development, manufacturing operations and logistics, since its founding in 1990. Mr. Steiler's firm has served as a manufacturing consultant to the Company since his election to the Board. SEE "CERTAIN RELATIONSHIPS AND RELATED Transactions." Prior to founding the Lewis Management Group, Mr. Steiler was associated with KPMG Peat Marwick from 1988 to 1990. Earlier in his career he was Vice President of Materials with Stone Management Corporation, a large consumer goods company, where he directed the material management functions and a highly sophisticated computer-controlled picking and storage system. He was also Vice President of Materials for SmithKline Beecham, a Fortune 100 pharmaceutical company. Mr. Steiler graduated from St. John's University with an MBA in Management.

         ZACHARY M. RICHARDSON has been President of the Company since 1994, when Pallet Recycling Technologies, Inc. (PRTI) acquired the Company in a reverse acquisition. Mr. Richardson was founder and President of PRTI and has been involved in the pallet industry since 1991 with over 24 years of management and sales experience as well as investment banking and financial management experience. From 1994 until April 2000, Mr. Richardson also served the Company as a Director. After graduating from Franklin and Marshall College in 1977, he was commissioned in the United States Navy and designated a Naval Aviator. On active duty for eight years he maintained his reserve status in the Navy until his retirement from the reserves in 1997. Mr. Richardson is an active member of the NWPCA and has served on the association's Recyclers Council Executive Committee, which deals with national issues related to pallet recycling.

         MARC STEINBERG joined the Company in August 2000 as its Corporate Controller. Mr. Steinberg was also appointed Treasurer and Secretary effective August 2000. Mr. Steinberg has worked in the field of accounting for the past 17 years, and has extensive experience in the manufacturing industry. Prior to joining the Company, Mr. Steinberg served as the controller of TFG Corporation (for its transportation and education subsidiaries). Prior to that, Mr. Steinberg served as the controller of RTP Corp. (an electronics equipment manufacturer), controller for Mederer Corporation (a candy manufacturer), and cost accounting manager for Sensormatic Electronics Corp. (an electronics equipment manufacturer). Mr. Steinberg has a CPA license, a CMA license and is certified in Production and Inventory Management. Mr. Steinberg graduated from the University of Florida in 1984 with a Bachelors degree in Accounting.

         JOHN C. LUCY, III has served as Chief Executive Officer of the Company since 1995. In addition to being Chief Executive Officer of the Company, he is President of Clary Lumber, a hardwood lumber sawmill located in Gaston, North Carolina (SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS"), and is also Vice-President of Blacksburg Enterprises, Inc., which operates Baskin-Robbins and Sub-Station II franchises in Blacksburg, Virginia. From 1995 through 1999, Mr. Lucy served the Company as both Chief Executive Officer and Chairman of the Board. Mr. Lucy has also been actively involved in the National Wooden Pallet and Container Association ("NWPCA"), where he served for two years as Chairman of the Military Packing Task Force, and for three years as Chairman of the Research Steering Committee. Mr. Lucy graduated from Virginia Tech University with a Bachelor of Science degree in business.

SIGNIFICANT EMPLOYEES

         ELLEN M. CHAMBERS joined the Company in March 1999, as Director of Information Technologies. Ms. Chambers previously acted as Information Systems Coordinator for AIDS Community Services, Inc. She also served as Operations Manager at Advanced Logic Technologies, Inc., a company specializing in custom CAD/CAM design. Ms. Chambers has extensive experience in both accounting and systems development, design and implementation, and has worked in the accounting and information technology fields for over 12 years. Ms. Chambers graduated from the University of Buffalo with a B.S. in Accounting, Finance and Management Information Systems, as well as an MBA in Management Information Systems and Management Science/Statistics.

         SANDRA R. STOLLER joined the Company in August 2000, as Human Resources Director. Ms. Stoller previously served as Human Resources Manager for the Tri-County Commuter Rail Authority for six years. Prior to that, Ms. Stoller held various Human Resources positions at the University of Miami, including Director of Personnel, where she started the Human Resources operation of the Sylvester Comprehensive Cancer Center. Ms. Stoller earned a B.S. in Human Resources Management, and a Certification in Human Resources Administration, from Florida International University.

MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

         During the fiscal year ended June 24, 2000, the Board held three regular and two special Board meetings. The Board has a Compensation Committee and an Audit Committee. The Board created its Compensation Committee during fiscal 2001, and therefore no Compensation Committee meetings were held during fiscal 2000. The Audit Committee met on two occasions during fiscal 2000. The Board does not have a nominating or similar committee. During fiscal 2000, no incumbent director attended or participated in fewer than 75% of the aggregate of the total number of meetings held by the Board and the total number of meetings held by any committee on which such director served.

         The Compensation Committee reviews and sets the level for executive compensation for the ensuing year; reviews and recommends the terms of the employment agreements for the Company's executives; sets bonuses for the Company's executives; and determines the number of stock options and the terms of such options to be awarded to the Company's executives and eligible employees. Philip D. Feltman, as Chairman, and Robert L. Steiler currently comprise the Board's Compensation Committee.

         The Audit Committee recommends to the Board of Directors the engagement of independent auditors for the ensuing year; reviews the scope of the annual audit; reviews with auditors the results of the audit engagement, including review of the financial statements and the management letter; and reviews the scope of and compliance with the Company's internal controls. The Audit Committee has reviewed and discussed the audited financial statements with the Company's management. In addition, the Audit Committee has discussed with, and has received from, the Company's independent auditors all matters and written disclosures contemplated by the rule on Audit Committee Reports implemented by the Securities and Exchange Commission. Based on the foregoing, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year 2000 for filing with the United States Securities and Exchange Commission. The Board has adopted a Written Charter for the Audit Committee, a copy of which is attached hereto.

      For portions of fiscal 2000, Mr. Bruce Antenberg and Mr. Donald Radcliffe comprised the Board's Audit Committee. Mr. Antenberg resigned as a Director in November 1999, and Mr. Radcliffe resigned as a Director in April 2000.

         Alan P. Sklar, as Chairman, and Ronald Shindler currently comprise the Board's Audit Committee. Both Messrs. Sklar and Shindler are "independent" members of the Audit Committee, as independence is defined under Rule 4200(a)(15) of NASD's Listing Standards.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

         The Securities and Exchange Commission has implemented a rule that requires companies to disclose in their proxy statements information with respect to reports that are required to be filed pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by directors, officers and 10% shareholders of each company, if any of those reports are not filed timely. To the Company's knowledge, based solely on a review of the copies of the reports furnished to the Company and written representations that no other reports were required during the fiscal year ended June 24, 2000, (i) Philip D. Feltman, Ronald Shindler, Alan P. Sklar and Robert L. Steiler, all of whom are Directors of the Company, and Marc Steinberg, an Officer of the Company, each did not file a Form 3, Initial Statement of Beneficial Ownership of Securities, on a timely basis, (ii) John C. Lucy, III and Zachary M. Richardson, both of whom are Officers of the Company, each did not file a Form 4, Statement of Changes of

Beneficial Ownership of Securities, on a timely basis, and (iii) all other required filings, if any, were made in a timely manner.

DIRECTOR AND EXECUTIVE OFFICER COMPENSATION

         The following table summarizes all compensation accrued by the Company in each of the last three fiscal years for the Company's executive officers serving as such whose annual compensation exceeded $100,000.

                                                                                                          Long Term
                                                             Annual Compensation                        Compensation
     Name and                                 ----------------------------------------------------     ---------------
     Principal Position            Year               Salary($)(1)       Bonus($)      Other($)(2)          Options
     ---------------------------- --------    --------------------     -----------    -------------    ----------------

     Zachary M. Richardson,       2000                     161,114         0          59,900(3)            40,626
     President                    1999                     119,000         0          13,200               79,890
                                  1998                      58,104         0               0               69,000

     John C. Lucy, III            2000                     161,451         0          16,800(4)            40,626
     Chief Executive Officer      1999                     119,000         0          25,200               79,890
                                  1998                      58,546         0               0               69,000

     David Shumate(5)             2000                     162,030         0          12,000                    0
     Executive Vice President     1999                      67,725         0           6,000                    0
     of Sales

--------------
(1)      Includes medical insurance reimbursements.
(2)      Includes car allowances and other miscellaneous benefits.
(3) Includes $13,200 for car allowances and $16,800 for reimbursement of income taxes paid. Also, at the request of the Company, Mr. Richardson sold his home and incurred expenses in connection with this sale. In fiscal year 2000, the Company reimbursed Mr. Richardson for closing costs in connection with this sale, which totaled $29,900.
(4) Includes $13,200 for car allowances and other miscellaneous benefits, and $3,600 for reimbursement of closing costs incurred in connection with the sale of Mr. Lucy's home.
(5) Mr. Shumate served the Company as an Executive Vice President of Sales from February 1999 through September 2000. Mr. Shumate is no longer employed with the Company.

         The following table sets forth information concerning individual grants of stock options made during the fiscal year ended June 24, 2000 to each of the Named Executive Officers:

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                            % OF TOTAL
                                   NUMBER OF SHARES       OPTIONS GRANTED        EXERCISE OR
                                  UNDERLYING OPTIONS      TO EMPLOYEES IN         BASE PRICE        EXPIRATION
NAME                                GRANTED(#)(1)           FISCAL YEAR           ($/SHARE)             DATE
----                                -------------         ----------------        ---------             ----
Zachary M. Richardson                   40,626                    31%                  5.25            6/26/09
John C. Lucy, III                       40,626                    31%                  5.25            6/26/09

(1) Options to purchase 8,125 shares vest each year, beginning July 1, 2000 and continuing through July 1, 2004.

        AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION
                                     VALUES

                                                                      Number of
                                                                      Securities                 Value Of
                                                                      Underlying                Unexercised
                                       Shares                         Unexercised               In-The-Money
                                      Acquired                         Options                    Options
                                         On            Value          at FY-End (#)              at FY-End ($)
                                      Exercise        Realized        Exercusabke/               Exercisable/
              Name                      (#)             ($)           Unexercisable             Unexercisable
              ----                      ---             ---           -------------             -------------

John C. Lucy, III                      69,000             0            463,240/76,626             $602,934/$0

Zachary M. Richardson                  69,000             0            463,240/76,626             $602,934/$0


COMPENSATION OF DIRECTORS

         Starting in fiscal year 2000, directors are paid a monthly retainer of $500, a payment of $1,000 per board meeting day and $500 per teleconference meeting plus all related business expenses. All audit committee members are paid $250 per quarter. All directors are granted 30,000 three-year options when they are appointed or elected to the board and 5,000 options for each additional year they are on the board at the then market value. These options vest in one year and when services are terminated, all unexercised options are forfeited. SEE ALSO "STOCK OPTION PLANS."

EMPLOYMENT AGREEMENTS

         In November 1998, the Company entered into five-year employment agreements (the "Employment Agreements") with John C. Lucy, III and Zachary M. Richardson. Pursuant to the terms of these Employment Agreements, each executive is entitled to receive (i) annual base compensation of $156,000, with increases in future years by the percentage increase of the Consumer Price Index and (ii) a bonus up to 100% of base salary based on the increase in pretax earnings per share over the prior year. The Employment Agreements also provide for annual grants of common stock options commencing in fiscal 2000 equal to 1% of the then outstanding number of common shares at an exercise price of fair market value at date of grant, and the granting of 150,000 stock appreciation rights that vest only upon a "Change of Control" as defined in the Employment Agreements.

         During the term of the Employment Agreements, should there be a Change of Control of the Company as that term is defined therein, the Company, at its sole option, may terminate the Employment Agreements upon 30 days prior written notice and thereafter will be obligated to pay the executives the balance of the compensation payable under the Employment Agreements, had they not been terminated prior to their expiration, together with an additional sum equal to 299% of Executives' annual base compensation. The Employment Agreements also contain non-competition and confidentiality provisions.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company created its Compensation Committee during fiscal 2001, and therefore the Board of Directors acted on compensation issues and set compensation levels for its executive management during fiscal 2000. SEE "MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES." Mr. Robert L. Steiler is a Director of the Company and currently serves on the Compensation Committee. Mr. Steiler is also the sole owner of a company that provides consulting services to the Company for compensation. SEE "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." Mr. Steiler abstains from voting on issues concerning such compensation.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Company created its Compensation Committee during fiscal 2001, and therefore the Board of Directors acted on compensation issues and set compensation levels for its executive management during fiscal 2000. SEE "MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES."

         GENERAL COMPENSATION POLICY. The three principal components of the Company's executive compensation are salary, bonus and stock options. The components are designed to facilitate fulfillment of the compensation objectives of the Company's Board of Directors, which objectives include (i) attracting and retaining competent management, (ii) recognizing individual initiative and achievement, (iii) rewarding management for short and long term accomplishments and (iv) aligning management compensation with the achievement of the Company's goals and performance.

         The Board endorses the position that equity ownership by management is beneficial in aligning management's and shareholders' interest in the enhancement of shareholder value. Base salaries for new management employees are determined initially by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for managerial talent, including a comparison of base salaries for comparable position at similar companies of comparable sales and capitalization. Annual salary adjustments are determined by evaluating (i) the performance of and responsibilities assumed by the executive, (ii) the competitive marketplace and (iii) the performance of the Company. The Board does not utilize any specific formula to determine compensation based on Company performance.

         The Board periodically reviews the Company's existing management compensation programs on an ongoing basis, including (i) meetings with the President to consider and set mutually agreeable performance standards and goals for members of senior management and/or the Company, as appropriate or as otherwise required pursuant to any such officer's employment agreement and (ii) modifications to such compensation programs as appropriate, to ensure alignment with the philosophy and established standards and goals of the Compensation Committee.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER AND PRESIDENT. The Company has entered into employment agreements with both Mr. John C. Lucy, III, its Chief Executive Officer, and Mr. Zachary M. Richardson, its President. Each of their employment agreements provide for bonuses of up to 100% of base salary based on the increase in pretax earnings per share over the prior year. SEE "EMPLOYMENT AGREEMENTS." Aside from Company performance, other factors which influence the compensation paid to Messrs. Lucy and Richardson include executive responsibilities and performance, and compensation levels at comparable companies.

                                                        David W. Sass, Chairman
                                                              Philip D. Feltman
                                                                Ronald Shindler
                                                                  Alan P. Sklar
                                                              Robert L. Steiler


                               PERFORMANCE GRAPH

                        COMPARE CUMULATIVE TOTAL RETURN
                     AMONG PALLET MANAGEMENT SYSTEMS, INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX


                                  1995    1996    1997    1998     1999    2000
                                  ----    ----    ----    ----     ----    ----

PALLET MANAGEMENT SYSTEMS, INC.  100.00   9.09    6.36    39.09    19.09   11.36
SIC CODE INDEX                   100.00  154.75  223.59  234.97   177.01  132.28
NASDAQ MARKET INDEX              100.00  125.88  151.64  201.01   281.68  423.84


                      ASSUMES $100 INVESTED ON JULY 1, 1995
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING JUNE 24, 2000


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Lewis Management Group ("LMG"), a firm that provides manufacturing consulting services to the Company, is solely owned by Robert L. Steiler, a Director of the Company. Under a consulting agreement between LMG and the Company, the Company pays LMG $1,000 per man day, with a maximum of 25 man days, or a maximum of $25,000, per month. The total amount paid by the Company to LMG did not exceed $60,000 during fiscal year 2000, but the Company anticipates that it will pay LMG in excess of $60,000 during fiscal year 2001.

         Clary Lumber Company, Inc., a North Carolina corporation ("Clary"), which is owned by the family of John C. Lucy, Jr., a principal shareholder and former Director of Pallet Management, and his son, John C. Lucy, III, who is Pallet Management's Chief Executive Officer, sold $2,633,000 of pallets and lumber and $2,359,000 of pallets and lumber to the Company during the fiscal years 2000 and 1999, respectively. Lumber purchases from Clary amounted to 5.6% and 8% of the Company's lumber purchases for fiscal years 2000 and 1999, respectively. After procedures were performed by the Company's auditors at the request of the Company, the Company believes that these transactions were made at prices comparable to vendors other than Clary in the ordinary course of business.

                           VOTING SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                    ----------------------------------------

         The following table sets forth, as of December 29, 2000, the beneficial ownership of the voting securities of the Company, all of which voting securities consist of shares of common stock, by each person beneficially owning more than 5% of such securities, by each of the directors and executive officers of the Company, and by the directors and executive officers of the Company as a group.

               NAME AND                                             PERCENT OF
              ADDRESS OF              AMOUNT OF BENEFICIAL             CLASS
          BENEFICIAL OWNER(1)          OWNERSHIP OF STOCK           OUTSTANDING
-------------------------------       -------------------------  --------------

Philip D. Feltman                           11,000(2)                     *

John C. Lucy, III                          642,905(3)                   14.2%

Zachary M. Richardson                      644,043(4)                   14.2%

David W. Sass                               10,000(2)                     *

Ronald Shindler                                  0(2)                     0

Alan P. Sklar                                5,000(2)                     *

Robert L. Steiler                            1,000(5)                     *

Marc S. Steinberg                           10,000(6)                     *

All Officers and Directors               1,323,948(7)                   26.5%
as a Group (eight persons)

John C. Lucy, Jr.                          647,696(8)                   15.3%

*     Less than 1%
(1) The address of all persons listed above is 2855 University Drive, Coral Springs, Florida 33065.
(2) This figure excludes options to acquire 30,000 shares, which options are not exercisable within 60 days from the date hereof.
(3) This figure includes 182,097 shares owned of record by Mr. Lucy and his children and options to acquire 460,808 shares, which options are exercisable within 60 days from the date hereof. This figure excludes options to acquire 94,932 shares, which options are not exercisable within 60 days from the date hereof. This figure also excludes beneficial ownership of Mr. Lucy, Jr., the father of Mr. Lucy, III. Together, Mr. Lucy, III and Mr. Lucy Jr. (including Clary, see footnote 8 below) beneficially own 654,793 shares of record and options and warrants to acquire 635,808 shares, which options and warrants are exercisable within 60 days from the date hereof, or 27.5% of the Company.
(4) This figure includes 177,203 shares owned of record by Mr. Richardson and options to acquire 466,840 shares, which options are exercisable within 60 days from the date hereof. It excludes options to acquire 94,932 shares, which options are not exercisable within 60 days from the date hereof.
(5) This figure excludes options to acquire 50,000 shares, which options are not exercisable within 60 days from the date hereof.
(6) This figure includes 0 shares owned of record by Mr. Steinberg and options to acquire 10,000 shares, which options are exercisable within 60 days from the date hereof. This figure excludes options to acquire 7,500 shares, which options are not exercisable within 60 days from the date hereof.
(7) This figure includes 386,300 shares owned of record by the Company's directors and executive officers as a group, and options to acquire 937,648 shares as a group, which options are exercisable within 60 days from the date hereof. This figure excludes options to acquire

      367,364 shares as a group, which options are not exercisable within 60 days from the date hereof.
(8) This figure includes 422,696 shares owned of record by Mr. Lucy, Jr., the father of Mr. Lucy, III, and options to acquire 125,000 shares, which options are exercisable within 60 days from the date hereof. This figure also includes 50,000 shares owned of record by Clary Lumber Company, Inc., a North Carolina corporation ("Clary"), and warrants to acquire 50,000 shares, which warrants are exercisable within 60 days from the date hereof. Mr. Lucy, Jr. owns two-thirds of Clary, with the other one-third ownership shared between Mr. Lucy, III and his sister. This figure does not include beneficial ownership of Mr. Lucy, III. Together, Mr. Lucy, III and Mr. Lucy, Jr. (including Clary) beneficially own 654,793 shares of record and options and warrants to acquire 635,808 shares, which options and warrants are exercisable within 60 days from the date hereof, or 27.5% of the Company.


                          PROPOSALS TO THE SHAREHOLDERS
                          -----------------------------

         The Board on December 14, 2000, unanimously approved the following proposals for presentation to the Company's Shareholders:

1.       ELECTION OF DIRECTORS

         The Board has nominated the following individuals to serve as Directors of the Company until the Company's 2002 Annual Meeting of Shareholders and until their respective successors have been elected and qualified: Philip D. Feltman, Ronald Shindler, Alan P. Sklar and Robert L. Steiler. For biographical information regarding these nominees, please see "MANAGEMENT - Directors and Executive Officers."

         It is intended that the votes will be cast pursuant to the accompanying proxy for the four nominees named above, unless otherwise directed. The Board has no reason to believe that any of the nominees will become unavailable to serve if elected. However, if any nominee should be unavailable, then proxies solicited by the Board will be voted for the election of a substitute nominee designated by the Board.

         Proxies cannot be voted for a greater number of persons than the four nominees named above. The Directors will be elected by a plurality of the votes cast, either in person or by proxy, at the Meeting. Votes cast as abstentions will not be counted as votes for or against the election of the Director and therefore will have no effect on the number of votes necessary to elect the Directors. So-called "broker non-votes" (brokers failing to vote by proxy shares of the Company's Common Stock held in nominee name for customers) will not be counted at the Meeting and also will have no effect on the number of votes necessary to elect a Director.

THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE PROPOSED NOMINEES FOR ELECTION TO THE BOARD.

2.       RATIFICATION OF SELECTION OF INDEPENDENT AUDITOR

         It is intended that the votes will be cast pursuant to the accompanying proxy for the ratification of Kaufman, Rossin & Co. ("KR&C"), as the Company's independent auditor, unless otherwise directed. KR&C's service as the Company's independent auditor began with the audited financial statements for 1999.

         No member of KR&C or any associate thereof has any financial interest in the Company or its subsidiaries. By mutual agreement, a member of that firm will not attend the Meeting and therefore will not have the opportunity to make a statement or be available to respond to questions.

         Shareholder approval of the Company's auditor is not required under Florida law. The Board is submitting its selection of KR&C to its Shareholders for ratification in order to determine whether the Shareholders generally approve of the Company's auditor. If the selection of KR&C is not approved by the Shareholders, the Board will reconsider its selection.

         THE BOARD RECOMMENDS A VOTE IN FAVOR OF THIS PROPOSAL.


3.       OTHER MATTERS

         The Board is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, then proxies will be voted at the discretion of the proxy-holders.

                              SHAREHOLDER PROPOSALS

         Shareholder proposals intended to be presented at, and included in the Company's proxy statement and proxy relating to, the fiscal 2002 Annual Meeting of Shareholders of the Company must be received by the Company no later than September 5, 2001, at its principal executive offices, located at 2855 University Drive, Coral Springs, Florida 33437. Shareholder proposals intended to be presented at, but not included in the Company's proxy statement and proxy for, that meeting must be received by the Company no later than November 21, 2001, at the foregoing address; otherwise, such proposals will be subject to the grant of discretionary authority contained in the Company's form of proxy to vote on them.

                             ADDITIONAL INFORMATION

         A copy of the Company's Form 10-KSB for the fiscal year ended June 24, 2000 is being provided to Shareholders with this Proxy Statement.

                                           BY ORDER OF THE BOARD OF DIRECTORS

                                           David W. Sass, Chairman of the Board


January 5, 2001
Coral Springs, Florida

                         PALLET MANAGEMENT SYSTEMS, INC.

                             Audit Committee Charter

         There shall be a committee of the Board of Directors known as the Audit Committee. Only independent directors may serve on the Audit Committee. At least one member of the Committee shall have an accounting background or related financial expertise. The primary function of the Committee shall be to assist the Board of Directors in fulfilling its oversight role regarding the Company's financial reporting process, its system of internal control and its compliance with applicable laws, regulations and company policies. Activities of the Audit Committee are as follows:

Continuous Activities - General

1. Provide an open avenue of communication between the independent auditors, internal auditors and the Board of Directors.

2. Meet at least four times per year or more frequently as circumstances require; the Committee may ask members of management or others to attend meetings and provide pertinent information as necessary.

3. Confirm and ensure the independence of the independent auditors and the objectivity of the internal auditors.

4. Inquire of management, the independent auditors and the Chief Financial Officer (the "CFO") about significant risks or exposures, and assess the steps management has taken to minimize such risks to the Company.

5. Meet periodically with the independent auditors, the CFO, the internal Auditor and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Committee.

6. Report periodically to the Board of Directors on significant results of the foregoing activities.

7. Instruct the independent auditors that the Board of Directors, as the stockholders' representative, is the auditors' client.

Continuous Activities - Reporting Specific Policies

1. Advise financial management and the independent auditors that they are expected to provide a timely analysis of significant current financial reporting issues and practices.

2. Provide a medium for financial management and the independent auditors to discuss with the audit committee their qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted by the Company and, particularly, about the degree of aggressiveness or conservatism of its accounting principles and underlying estimates.

3. Determine, as it relates to new transactions or events, the auditors' reasoning for the appropriateness of the accounting principles and disclosure practices adopted by management.

4. Assure that the independent auditors' reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

5. Assure that the independent auditors' reasoning is described in accepting or questioning significant estimates by management.

Scheduled Activities

1. Recommend the selection of the independent auditors for approval by the Board of Directors, and approve the compensation of the independent auditors.

2. Consider, in consultation with the independent auditors and the CFO, the audit scope and plan of the independent auditors and the internal auditors to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

3. Review with management and the independent auditors the results of annual audits and related comments in consultation with other committees as deemed appropriate, including:

         (1) The annual financial statements, accompanying footnotes and the independent auditors' report thereon.

         (2) Any significant changes required in the independent auditors' audit plans.

         (3) Any difficulties or disputes with management encountered during the course of the audit.

         (4) Other matters related to the conduct of the audit, which are to be communicated to the Committee under generally accepted auditing standards.

4.       Consider and review with management and the CFO:

         (1) Significant internal audit findings during the year and management's responses to them.

         (2) Any difficulties encountered in the course of internal audit work, including any restrictions on the scope of activities or access to required information.

         (3)      Any changes required in the planned scope of the Internal
                  Audit plan.

         (4)      The Internal Audit Department Charter, budget and staffing.

5. Review the interim financial reports with management, the independent auditors and the CFO before those interim reports are released to the public or filed with the SEC.

6. Review the results of the annual audits of directors' and officers' expense accounts, and management perquisites prepared by the Internal Audit Department and the independent auditors, respectively.

7.       Consider and review with the independent auditors and the CFO:

         (1) The adequacy of the Company's internal controls, including computerized information system controls and security.

         (2) Related findings and recommendations of the independent auditors and Internal Audit Department, together with management's responses.

8. Review annually with the independent auditors and the CFO the results of the monitoring of compliance with the Company's code of conduct.

9. Describe in the Company's annual report the Committee's composition and responsibilities, and how they were discharged.

10. Arrange for the independent auditors to be available to the full Board of Directors at least annually.

11.      Review and update the Committee's Charter annually.

When Necessary Activities

1.       Review and concur with the appointment of the CFO.

2. Review and approve requests for any management consulting engagement to be performed by the independent auditors, and be advised of any other study undertaken at the request of management that is beyond the scope of the audit engagement letter.

3. Review periodically with legal counsel any regulatory matters that may have a material impact on the Company's financial statements, compliance policies and programs.

4. Conduct or authorize investigations into any matters within the Committee's scope of responsibilities; the Committee shall be empowered to retain independent counsel and other professionals to assist in conducting any investigation.

                                  FORM OF PROXY

                           PROXY FOR ANNUAL MEETING OF
                         PALLET MANAGEMENT SYSTEMS, INC.
               2855 UNIVERSITY DRIVE, CORAL SPRINGS, FLORIDA 33437
                                 (954) 340-1290

               SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS OF
                         PALLET MANAGEMENT SYSTEMS, INC.

         THE UNDERSIGNED hereby appoint(s) Zachary M. Richardson and Ronald Shindler, or either of them, with full power of substitution, to vote at the Annual Meeting of Shareholders of Pallet Management Systems, Inc., a Florida corporation (the "Company"), to be held on January 29, 2001, at 11:00 A.M. Eastern Standard Time, at the Company's regional office located at 2900 Highwoods Boulevard, Suite 200, Raleigh, North Carolina 27604, or any adjournment thereof, all shares of the common stock which the undersigned possess(es) and with the same effect as if the undersigned was personally present, as follows:

PROPOSAL (1):         ELECT  DIRECTORS:  PHILIP D.  FELTMAN,  RONALD  SHINDLER,
                      ALAN P.  SKLAR AND  ROBERT L. STEILER.

( )  For All Nominees Listed Above            ( ) Withhold Authority to Vote
     (except as marked to the contrary below)     for All Nominees Listed Above

-------------------------------------------------------------------------------
    (To withhold vote for any nominee or nominees, print the name(s) above.)

PROPOSAL (2):         RATIFY SELECTION  OF KAUFMAN, ROSSIN & CO. AS THE
                      COMPANY'S INDEPENDENT AUDITOR.

( )   For                        ( ) Against                     ( ) Abstain

PROPOSAL (3):         TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE
                      THE MEETING.

( )   In their discretion, the proxy-holders are        ( )   Withhold Authority
      authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES NOMINATED HEREBY ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

(Please sign exactly as name appears hereon. If the stock is registered in the names of two or more persons, then each should sign. Executors, administrators, trustees, guardians, attorneys and corporate officers should include their capacity or title.)

                                          Please sign, date and promptly return
                                          this Proxy in the enclosed envelope.


----------------------------------                   -------------------------
Signature                                             Date

----------------------------------                   -------------------------
Signature                                             Date